Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2012	2011

ASSETS

Current assets
Cash and cash equivalents	$16,344	$26,433
Accounts receivable, net of allowances of $3,074 in 2012 and $2,070 in 2011	44,995	45,450
Inventories	34,445	29,622
Prepaid expenses and other current assets	4,264	1,593
Income tax receivable	1,888	-
Deferred income tax assets	6,728	5,132

Total current assets	108,664	108,230

Investment in HzO	3,398	4,879

Property and equipment, net of accumulated depreciation at $2,708 in 2012 and $1,857 in 2011	4,955	4,162

Goodwill	6,925	6,925

Intangible assets, net of accumulated amortization at $11,351 in 2012 and $3,989 in 2011	66,400	73,691

Deferred income tax assets	82	82

Note receivable	583	1,349

Other assets	3,014	3,010

Total assets	$194,021	$202,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$16,019	$16,013
Income taxes payable	-	4,294
Accrued liabilities	3,908	3,886
Accrued wages and wage related expenses	1,500	1,468
Deferred revenue	287	320
Current portion of note payable	-	2,372
Sales returns liability	4,995	5,387

Total current liabilities	26,709	33,740

Revolving line of credit	3,534	23,332

Noncurrent portion of note payable	41,000	42,628

Total liabilities	71,243	99,700

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
30,401 and 29,782 shares issued and outstanding, respectively	30	30
Additional paid-in capital	76,247	70,248
Accumulated other comprehensive income	(193)	(33)
Note receivable collateralized by stock	(566)	(566)
Retained earnings	47,260	32,949

Total stockholders' equity	122,778	102,628

Total liabilities and stockholders' equity	$194,021	$202,328

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net sales	$59,828	$45,887	$176,943	$111,565
Cost of sales	33,203	26,414	94,980	61,043

Gross profit	26,625	19,473	81,963	50,522

Operating expenses:
Advertising and marketing	3,378	2,763	8,181	7,880
Selling, general and administrative	13,707	10,305	38,237	26,719
Amortization of definite-lived intangibles	2,422	1,791	7,313	2,198

Total operating expenses	19,507	14,859	53,731	36,797

Income from operations	7,118	4,614	28,232	13,725

Other income (expense):
Interest expense	(1,012)	(1,399)	(3,519)	(1,570)
Loss from equity method investment in HzO	(545)	-	(1,481)	-
Other income and (expense)	(215)	126	(237)	137

Total other expense	(1,772)	(1,273)	(5,237)	(1,433)

Income before provision for income taxes	5,346	3,341	22,995	12,292

Income tax provision	(1,958)	(1,241)	(8,684)	(4,335)

Net income	3,388	2,100	14,311	7,957

Net loss attributable to noncontrolling interest	-	148	-	345

Net income attributable to stockholders	$3,388	$2,248	$14,311	$8,302

Earnings per share attributable to stockholders:

Basic earnings per share	$0.11	$0.07	$0.47	$0.31

Diluted earnings per share	$0.11	$0.07	$0.45	$0.29

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended		Nine months ended
		September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net income attributable to stockholders in accordance with GAAP		$3,388	$2,248	$14,311	$8,302

Adjustments:

a.	Stock based compensation expense	2,087	406	4,922	2,674
b.	Depreciation and amortization	2,823	2,400	8,506	3,463
c.	iFrogz acquisition expenses	-	119	-	1,947
d.	iFrogz inventory fair value write up	-	3,063	-	3,642
e.	Provision for income taxes	1,958	1,241	8,684	4,335
f.	Impairment of note receivable	-	1,071	-	1,071
g.	Other expense	1,772	1,273	5,237	1,433
h.	Noncontrolling interest	-	(148)	-	(345)

Adjusted EBITDA		$12,028	$11,673	$41,660	$26,522

Non-GAAP Reconciliation		Three months ended		Nine months ended
		September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net income attributable to stockholders in accordance with GAAP		$3,388	$2,248	$14,311	$8,302

Adjustments:

a.	Stock based compensation expense	2,087	406	4,922	2,674
c.	Depreciation and amortization	2,823	2,400	8,506	3,463
d.	iFrogz acquisition expenses	-	119	-	1,947
e.	iFrogz inventory fair value write up	-	3,063	-	3,642
f.	Impairment of note receivable	-	1,071	-	1,071
g.	Other expense	1,772	1,273	5,237	1,433
h.	Noncontrolling interest	-	(148)	-	(345)
i.	CEO departure expense	910	-	910	-
j.	Income tax effects	(2,781)	(3,122)	(7,392)	(5,332)

Non-GAAP net income attributable to stockholders		$8,199	$7,310	$26,494	$16,855

Non-GAAP EPS attributable to stockholders		$0.26	$0.23	$0.84	$0.60

Weighted average number of shares outstanding - diluted		31,734	31,375	31,647	28,308

Non-GAAP Reconciliation		Three months ended
		June 30, 2012

Net income attributable to stockholders in accordance with GAAP		$5,812

Adjustments:

a.	Stock based compensation expense	1,494
b.	Depreciation and amortization	2,862
c.	Other expense	1,235
d.	Income tax effects	(2,189)

Non-GAAP net income attributable to stockholders		$9,214

Non-GAAP EPS attributable to stockholders		$0.29

Weighted average number of shares outstanding - diluted		31,738

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